EXHIBIT 1.1


                        OAKWOOD MORTGAGE INVESTORS, INC.
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES


                             1999-D TERMS AGREEMENT


                                                        Dated: September 3, 1999



To:      Oakwood Mortgage Investors, Inc. (the "Company")
         Oakwood Acceptance Corporation ("OAC")

Re:      Underwriting Agreement Standard Provisions dated
         May 1999 (the "Standard Provisions")


Series
Designation:      Pass-Through Certificates, Series 1999-D, Classes A-1, M-1,
                  M-2, B-1, B-2, X and R (collectively, the "Certificates"). The
                  Classes A-1, M-1 and M-2 Certificates are collectively referred to herein as the "Underwritten Certificates."


         UNDERWRITING AGREEMENT: Subject to the terms and conditions set forth herein and to the terms of the Standard Provisions, which are incorporated by reference herein, the Company hereby agrees to issue and sell to Credit Suisse First Boston Corporation and First Union Capital Markets Corp. (the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on September 3, 1999, the aggregate outstanding principal amount of the Underwritten Certificates set forth in Schedule A hereto at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are subject to: (i) receipt by the Company of the ratings on the Certificates as set forth herein, (ii) receipt by the Underwriters of the Sales Agreement (the "Sales Agreement"), dated as of August 1, 1999 by and between the Company and OAC, and the Pooling and Servicing Agreement (as defined below), each being in form and substance satisfactory to the Underwriters.

         The Certificates will be issued by a trust (the "Trust") to be established by the Company pursuant to a Pooling and Servicing Agreement, to be dated as of August 1, 1999 among the Company, OAC, as servicer (the "Servicer") and The Chase Manhattan Trust Company, National Association, as Trustee (the "Trustee"), which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (May 1999 Edition) (collectively, the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust which will consist primarily of fixed-rate installment sales contracts secured by units of manufactured housing (the "Contracts") with original terms to maturity not exceeding 30 years and fixed-rate and adjustable rate mortgage loans secured by first-liens on the real estate to which the related manufactured homes are deemed permanently affixed (the "Mortgage Loans" and, together with the Contracts, the "Assets") with original terms to maturity not exceeding 30 years, in each case having the characteristics described in the final Prospectus Supplement, dated September 3, 1999, relating to the Underwritten Certificates (the "Prospectus Supplement").

         The Company and the Servicer specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Assets having the characteristics described in the Prospectus Supplement; provided, however, that there may be nonmaterial variances from the description of the Assets in the Prospectus Supplement and the Assets actually delivered on such dates.

         REGISTRATION STATEMENT: References in the Standard Provisions to the Registration Statement shall be deemed to include registration statement No. 333-72621

         SCHEDULED PRINCIPAL BALANCE OF ASSETS:  $302,250,408

         CUT-OFF DATE WITH RESPECT TO THE ASSETS:  August 1, 1999.

         TERMS OF THE CERTIFICATES:

--------------------------------------------------------------------------------------------------------------------


         Class             Initial Principal         Pass-Through             Ratings               Purchase
      Designation                 Amount                  Rate              Moody's S&P               Price
--------------------------------------------------------------------------------------------------------------------
          A-1                $226,687,000                (1)            "Aaa"         "AAA"          99.885093%

          M-1                $ 22,669,000                (2)            "Aa3"          "AA"          96.813684%

          M-2                $ 13,601,000                (3)             "A2"           "A"          96.756036%
--------------------------------------------------------------------------------------------------------------------

(1) The Pass-Through Rate for the Class M-1 Certificates will equal the lesser of 7.840% per annum and the Weighted Average Net Asset Rate.
(2) The Pass-Through Rate for the Class M-1 Certificates will equal the lesser of 8.000% per annum and the Weighted Average Net Asset Rate.
(3) The Pass-Through Rate for the Class M-2 Certificates will equal the lesser of 9.190% per annum and the Weighted Average Net Asset Rate. If, on any Distribution Date, the Weighted Net Asset Rate is less than 9.190%, the amount of any shortfall plus interest accrued thereon will be carried forward and distributed, subject to certain limitations, on such Distribution Date or subsequent Distribution date


         SUBORDINATION FEATURES: The Class M-1 (together with the Class M-2 Certificates, collectively, the "Class M Certificates") will be subordinated to the Class A-1, (the "Class A-1 Certificates") and the Class M-2 Certificates will be subordinated to the Class A-1 Certificates and the Class M-1 Certificates, all as described in the Prospectus Supplement.

         DISTRIBUTION DATES: Each Distribution Date shall be the 15th day of each month, or if such day is not a business day, on the next succeeding business day, commencing in July.

         REMIC ELECTION: An election will be made to treat some or all of the assets of the Trust as one or more real estate mortgage investment conduits for federal income tax purposes (the "REMIC"). The Underwritten Certificates will be designated as "regular interests" in the REMIC.

         PURCHASE PRICE: The Underwriters have severally agreed to purchase the Underwritten Certificates of each Class from the Company for the respective purchase prices expressed in the table above as percentages of the Certificate Principal Balance of each such Class. Payment of the purchase price for the Underwritten Certificates shall be made to the Company in federal or similar immediately available funds payable to the order of the Company.

         DENOMINATIONS: The Underwritten Certificates will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

         FEES: It is understood that servicing fees may be withheld from the payments on the Assets in each month prior to distributions on the Certificates on the Distribution Date occurring in such month to the extent permissible under the Pooling and Servicing Agreement.

         CLOSING DATE AND LOCATION: 10:00 a.m. Eastern Time on September 9, 1999, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074. The Company will deliver the Underwritten Certificates to the Underwriters in book-entry form only, through the same-day funds settlement system of The Depository Trust Company on the Closing Date.

         DUE DILIGENCE: At any time prior to the Closing Date, the Underwriters have the right to inspect the Asset Files and the related loan origination procedures and to confirm the existence of the related manufactured homes or mortgaged properties to ensure conformity with the Final Prospectus and the Prospectus Supplement.

         CONTROLLING AGREEMENT: This Terms Agreement sets forth the complete agreement among the Company, OAC and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Standard Provisions or the Prospectus Supplement.

         COMPUTATIONAL MATERIALS: Each Underwriter hereby represents and warrants that any information attached hereto as Exhibit 1 constitutes all "Collateral Term Sheets" (as such term is defined in the no-action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. dated May 20, 1994 and to the Public Securities Association dated February 17, 1995 (collectively, the "PSA Letters")) disseminated by them in connection with the Underwritten Certificates; all "Structural Term Sheets" and "Computational Materials" disseminated by it in connection with the Underwritten Certificates and all "Series Term Sheets" (as such term is defined in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996).

         For purposes hereof, as to each Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in either (i) the Prospectus taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any computer tape furnished by the Company (the "Computer Tape"). Each Underwriter agrees, assuming (i) all information provided by the Company (including the Computer
Tape) is accurate and complete in all material respects and (ii) the Company's independent public accountants have determined that the Derived Information agrees with the Computer Tape, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information prepared by such Underwriter and incorporated by reference into the Registration Statement, or arise out of or are based upon the omission or alleged omission to state in such Derived Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof to the extent any such untrue statement or alleged untrue statement therein results directly from an error in the information on the Computer Tape or in any other information concerning the Mortgage Loans or the Contracts provided by the Company to the Underwriters in writing or through electronic transmission) and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this paragraph shall be in addition to any liability which such Underwriter may otherwise have. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to pay any amount with respect to the indemnities provided hereunder in excess of the underwriting discount or commission applicable to the Certificates purchased by it hereunder.

         INFORMATION PROVIDED BY THE UNDERWRITERS: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement (except for the last paragraph relating to the estimated fees and expenses) is the only information furnished by the Underwriters for inclusion in the Registration Statement and the Final Prospectus.

         TRUSTEE: The Chase Manhattan Trust Company, National Association will act as Trustee of the Trust.

         BLUE SKY QUALIFICATIONS: The Underwriters specify no jurisdictions and the parties do not intend to qualify the Underwritten Securities in any jurisdiction. The Company has agreed to pay all costs and expenses incurred in connection with the preparation of a blue sky survey to be delivered on or prior to the Closing Date.

         STATE TAX OPINIONS: The Company shall deliver to the Underwriters an opinion of counsel pursuant to Section 6(d)(iii) of the Standard Provisions with respect to the State of North Carolina and the Commonwealth of Pennsylvania.

         BLACKOUT PERIOD:  None.

         APPLICABLE LAW: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         NOTICES: All communications hereunder will be in writing and effective only upon receipt and will be mailed, delivered or telegraphed and confirmed to the parties at:

                           Oakwood Mortgage Investors, Inc.
                           101 Convention Center Drive
                           Suite 850
                           Las Vegas, Nevada  89109
                           Attention: Monte L. Miller

                           Oakwood Acceptance Corporation
                           7800 McCloud Road (27409-9634)
                           P.O. Box 27081
                           Greensboro, North Carolina 27425-7081
                           Attention:  Douglas Muir

                           Credit Suisse First Boston Corporation
                           Eleven Madison Avenue
                           5th Floor
                           New York, New York  10010
                           Attention:  Fiachra O'Driscoll

                           First Union Capital Markets Corp.
                           301 South College Street, TW-09
                           Charlotte, NC  28288-0610
                           Attention: Shanker Merchant

         REQUEST FOR OPINIONS: (a) The Company and OAC hereby request and authorize Hunton & Williams, Kolesar & Leatham, Chtd. and Myles E. Standish, Esq., as their counsel in this transaction, to issue on behalf of the Company and OAC, such legal opinions to the Underwriters, their counsel, the Trustee and the Rating Agencies as may be required by any and all documents, certificates or agreements executed in connection with this Agreement.

         (b) Each Underwriter hereby requests and authorizes Simpson Thacher & Bartlett, as their special counsel in this transaction, to issue to the Underwriters such legal opinions as they may require, and the Company shall have furnished to Simpson Thacher & Bartlett such documents as they may request for the purpose of enabling them to pass upon such matters.

         Each Underwriters agrees, subject to the terms and provisions of the Standard Provisions, a copy of which is attached hereto, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.


                               CREDIT SUISSE FIRST BOSTON CORPORATION


                               By: /s/  Fiachra O'Driscoll
                                   ----------------------------------
                                        Name: Fiachra O'Driscoll
                                        Title:   Director



                               FIRST UNION CAPITAL MARKETS CORP.


                               By: /s/  Shanker Merchant
                                   ----------------------------------
                                        Name: Shanker Merchant
                                        Title:   Managing Director

Accepted and acknowledged
As of the Date First
Above Written:


OAKWOOD MORTGAGE INVESTORS, INC.


By: /s/  Monte L. Miller
    -------------------------------
     Name:  Monte L. Miller
     Title:    Secretary


OAKWOOD ACCEPTANCE CORPORATION


By: /s/  Douglas R. Muir
    -------------------------------
     Name:  Douglas R. Muir
     Title:    Vice President

                                   SCHEDULE A


                 Class A-1, Class M-1 and Class M-2 Certificates


                                                                        Class A-1           Class M-1
                                                                      ------------        -----------

Credit Suisse First Boston Corporation...........................     $170,016,000        $17,002,000
First Union Capital Markets Corp.                                     $ 56,671,000        $ 5,667,000
                                                                      ------------        -----------
 Total...........................................................     $226,687,000        $22,669,000
                                                                      ------------        -----------
                                                                        Class M-2
                                                                       -----------

Credit Suisse First Boston Corporation...........................      $10,201,000
First Union Capital Markets Corp.                                      $ 3,400,000
                                                                       -----------
 Total...........................................................     $ 13,601,000
                                                                      ------------



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